Exhibit 99.1

NEWS RELEASE
www.vocaltec.com

MAGICJACK REPORTS FIRST QUARTER 2016 FINANCIAL RESULTS

•	Total net revenues of $23.7 million, access rights renewal revenues were $15.2 million
•	GAAP operating income of $4.2 million, Adjusted EBITDA of $7.4 million
•	GAAP diluted EPS of $0.05, non-GAAP diluted EPS of $0.34
•	Generated $6.9 million in free cash flow
•	Cash and cash equivalents of $45.5 million and no debt as of March 31, 2016

West Palm Beach, Fla. and Netanya, Israel, May 10, 2016 – magicJack VocalTec Ltd. (Nasdaq: CALL), a leading VoIP cloud-based communications and UCaaS company, today announced financial results for the first quarter ended March 31, 2016.

“We were pleased with our execution during the first quarter highlighted by our ability to generate strong free cash flow,” said Gerald Vento, President and CEO of magicJack VocalTec. “During the quarter, we made great progress with all of our growth initiatives while the addition of Broadsmart successfully diversified the company into UCaaS targeting high end SMB and enterprise customers.”

First Quarter 2016 Financial Highlights:

–
Net revenues: Total net revenues for the first quarter of 2016 were $23.7 million. Net revenues from the sales of magicJack devices were $3.6 million and access rights renewal revenues were $15.2 million, and accounted for 64% of total net revenues. Prepaid minute revenues were $1.7 million and access and wholesale charges were $1.4 million during the quarter. Broadsmart Global, Inc. contributed $0.5 million in revenues to the first quarter since the acquisition closed on March 17, 2016. Other revenue contributed the remaining $1.3 million of total net revenues during the first quarter of 2016.

–	Operating income: GAAP operating income for the first quarter of 2016 was $4.2 million.

–	Adjusted EBITDA: Adjusted EBITDA for the first quarter of 2016 was $7.4 million.

–	Net income: GAAP net income for the first quarter of 2016 was $0.7 million or $0.05 GAAP diluted net income per share based on 15.6 million weighted-average diluted ordinary shares outstanding.

–
Non-GAAP net income: Non-GAAP net income for the first quarter of 2016 was $5.3 million or $0.34 non-GAAP net income per share based on 15.6 million weighted-average diluted ordinary shares outstanding.

–
Cash and free cash flow: As of March 31, 2016, magicJack VocalTec had cash and cash equivalents of $45.5 million and no debt. During the first quarter of 2016, the company generated $6.9 million in free cash flow.

A reconciliation of GAAP to non-GAAP measures, as well as the calculation of free cash flow has been provided in the tables included below in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Measures.”

NEWS RELEASE
www.vocaltec.com

Additional First Quarter 2016 and Recent Highlights:

–	As of March 31, 2016, magicJack had an estimated 2.34 million active MJ subscribers, which are defined as device users that are under an active subscription contract.

–	magicJack activated 112,000 subscribers during the first quarter of 2016. Activations are defined as devices that become activated on to a subscription contract during a given period.

–	During the quarter ended March 31, 2016, magicJack’s average monthly churn was 3.0%.

Quarterly Conference Call:

In conjunction with this announcement, magicJack VocalTec will host a conference call on Tuesday, May 10, 2016, at 5:00 p.m. EDT to review the company's financial results for the first quarter 2016. To access this call, dial 1-800-967-7140 (United States), or 1-719-457-2652 (international), with conference ID #4922571. A live webcast of the conference call will be accessible from the investor relations page of magicJack VocalTec's website at http://www.vocaltec.com and a recording will be archived and accessible at http://www.vocaltec.com/events.cfm. A recording of this conference call will also be available through May 24, 2016, by dialing 1-877-870-5176 (United States), or 1-858-384-5517 (international). The recording access code is #4922571.

About magicJack VocalTec Ltd.

magicJack VocalTec Ltd. (Nasdaq: CALL), the inventor of magicJack and a pioneer in Voice over IP (VoIP) technology and services, is a leading cloud communications company. With its easy-to-use, low cost solution for telecommunications, the Company has sold more than 11 million award-winning magicJack devices, now in its fifth generation, has millions of downloads of its free calling app, and holds more than 30 technology patents. magicJack is the largest-reaching CLEC (Competitive Local Exchange Carrier) in the United States in terms of area codes available and number of states in which it is certified.

In March 2016, magicJack VocalTec Ltd. Acquired Broadsmart, a leading hosted UCaaS (Unified Communication as a Service) provider for medium-to-large multi-location enterprise customers. Broadsmart has a track record of designing, provisioning and delivering complex UCaaS solutions to blue chip corporate customers on a nationwide basis. Broadsmart has expertise in servicing enterprises with hundreds-to-thousands of locations.

NEWS RELEASE
www.vocaltec.com

Non-GAAP Measures

The GAAP measures shown in this release exclude various items detailed further below.

–	magicJack defines adjusted net revenues as net revenues minus the impact of certain tax matters.

–
magicJack defines adjusted EBITDA as GAAP operating income excluding: depreciation and amortization, share-based compensation, transaction related expenses, severance payments, transition costs related to introduction of a new device, the net change to provision for bad debt expense, a legal settlement and certain tax matters.

–
magicJack defines non-GAAP net income as GAAP net income excluding: share-based compensation, transaction related expenses, severance payments, transition costs related to introduction of a new device, the net change to provision for bad debt expense, a legal settlement, decrease in tax valuation allowance, foreign currency revaluations on tax assets, net uncertain tax positions, tax impact due to expiration of stock options and impact of income tax rate reduction in Israel.

–	magicJack defines free cash flow as net cash provided by operating activities minus capital expenditures.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because these items vary significantly between companies, it is useful to compare results excluding these amounts as identified below.

NEWS RELEASE
www.vocaltec.com

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements about our projected cash flows, strategy, future operations, new product introductions and customer acceptance, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. These factors include, among other things: changes to our business resulting from increased competition; our ability to develop, introduce and market innovative products, services and applications; our ability to expand our network of retail partners and to increase sales of magicJack devices; our ability to successfully integrate the magicJack GO and magicJack Express devices with our mobile app; our ability to successfully monetize our products, services and applications and market them globally; delays in development we may experience with respect to magicJack devices, our mobile app, our first SMB product and Broadsmart’s products; our customer turnover rate and our customer acceptance rate; the risk that Broadsmart's assets will not be integrated successfully or that such integration may be more difficult, time consuming or costly than expected; the risk that expected increased revenues and EBITDA and expected synergies from the Broadsmart acquisition may not be fully realized or may take longer to realize than expected; the risk that magicjJack will experience any difficulty maintaining relationships with Broadsmart's customers, employees or suppliers; our ability to expand our network of small, medium-sized and large businesses; changes in general economic, business, political and regulatory conditions; availability and costs associated with operating our network and business and our ability to control costs; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies; the degree of legal protection afforded to our products; changes in the composition or restructuring of us or our subsidiaries and the successful completion of acquisitions, divestitures and joint venture activities; and the various other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

magicJack® is a registered trademark of magicJack VocalTec Ltd. All other product or company names mentioned are the property of their respective owners.

Contact:

Seth Potter
Investor Relations
561-749-2255
ir@vocaltec.com

NEWS RELEASE
www.vocaltec.com

First quarter 2016 financial tables follow:

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)
(Unaudited)	Quarter	Quarter
	Ended	Ended
	31-Mar-16	31-Mar-15
Net revenues	$23,699	$25,512
Cost of revenues	8,209	9,467
Gross profit	15,490	16,045
Operating expenses:
Marketing	1,221	2,750
General and administrative	8,935	7,700
Research and development	1,100	1,162
Total operating expenses	11,256	11,612
Operating income	4,234	4,433
Other income (expense):
Gains on investments	-	-
Interest and dividend income	7	11
Interest expense	-	(34)
Other expense	(7)	-
Total other expense	-	(23)
Income before income taxes	4,234	4,410
Income tax expense	3,500	3,102
Net income	$734	$1,308

Earnings per ordinary share:
Basic	$0.05	$0.07
Diluted	$0.05	$0.07
Weighted average ordinary shares outstanding:
Basic	15,647	17,868
Diluted	15,649	17,877

– More –

NEWS RELEASE
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CONDENSED CONSOLIDATED BALANCE SHEETS INFORMATION

(In thousands)
(Unaudited)
	As of	As of
	31-Mar-16	31-Dec-15
ASSETS
Current Assets
Cash and cash equivalents	$45,500	$78,589
Marketable securities, at fair value	367	367
Accounts receivable, net of allowance for doubtful accounts and billing adjustments	2,571	2,925
Inventories	5,238	5,723
Deferred costs	1,884	2,097
Deferred tax assets, current	-	-
Prepaid income taxes	1,552	2,747
Deposits and other current assets	2,097	2,655
Total current assets	59,209	95,103

Property and equipment, net	3,891	3,302
Intangible assets, net	32,529	6,687
Goodwill	47,485	32,304
Deferred tax assets, non-current	29,748	30,689
Deposits and other non-current assets	859	751
Total Assets	$173,721	$168,836

LIABILITIES AND CAPITAL EQUITY
Current Liabilities
Accounts payable	$3,663	$1,086
Income tax payable	-	-
Accrued expenses and other current liabilities	5,700	6,284
Deferred revenue, current portion	51,815	52,554
Total current liabilities	61,178	59,924

Deferred revenue, net of current portion	49,134	50,146
Other non-current liabilities	12,328	11,098
Total Capital Equity	51,081	47,668
Total Liabilities and Capital Equity	$173,721	$168,836

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NEWS RELEASE
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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)
(Unaudited)	Three Months	Three Months
	Ended	Ended
	31-Mar-16	31-Mar-15
Cash flows from operating activities:
Net income	$734	1,308
Provision for doubtful accounts and billing adjustments	1	33
Share-based compensation	1,002	1,283
Depreciation and amortization	792	1,016
Increase of uncertain tax position	1,150	-
Deferred income tax provision	1,016	602
Interest expense - non-cash	-	34
Changes in operating assets and liabilities	2,239	3,257
Net cash provided by operating activities	6,934	7,533
Cash flows from investing activities:
Purchases of property and equipment	(5)	(543)
Acquisition of Broadsmart	(40,019)	-
Net cash used in investing activities	(40,024)	(543)
Cash flows from financing activities:
Proceeds from exercise of ordinary share options	1	-
Net cash provided by financing activities	1	-

Net (decrease) increase in cash and cash equivalents	(33,089)	6,990
Cash and cash equivalents, beginning of period	78,589	75,945
Cash and cash equivalents, end of period	$45,500	$82,935

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RECONCILIATION OF NET REVENUES TO ADJUSTED NET REVENUES

(In thousands)
(Unaudited)	Quarter	Quarter
	Ended	Ended
	31-Mar-16	31-Mar-15
	$23,699	$25,512
Favorable settlement with a retail sales broker	-	-
Transition costs related to introduction of New magicJack Plus	-	-
Certain tax matters	57	-
Non-GAAP net revenues	$23,756	$25,512

RECONCILIATION OF OPERATING INCOME TO ADJUSTED EBITDA

(In thousands)
(Unaudited)	Quarter	Quarter
	Ended	Ended
	31-Mar-16	31-Mar-15
GAAP Operating income	$4,234	$4,433
Depreciation and amortization	792	1,016
Share-based compensation	1,002	1,283
Transaction related expenses	799	551
Severance payments	548	-
Transition costs related to introduction of new device	-	5
Net change to provision for bad debt expense	(8)	32
Legal settlement	-	675
Certain tax matters	57	-
Adjusted EBITDA	$7,424	$7,995

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NEWS RELEASE
www.vocaltec.com

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME

(In thousands)
(Unaudited)	Quarter	Quarter
	Ended	Ended
	31-Mar-16	31-Mar-15
GAAP Net income	$734	$1,308
Share-based compensation	1,002	1,283
Transaction related expenses	799	551
Severance payments	548	-
Transition costs related to introduction of new device	-	5
Net change to provision for bad debt expense	(8)	32
Legal settlement	-	675
Decrease in tax valuation allowance	-	(195)
Foreign currency revaluations on tax assets	-	1,847
Uncertain tax positions, net	668	105
Tax impact due to expiration of stock options	150	-
Impact of income tax rate reduction in Israel	1,411	-
Non-GAAP Net income	$5,304	$5,611

GAAP earnings (loss) per ordinary share – Diluted	$0.05	$0.07
Share-based compensation	0.06	0.07
Transaction related expenses	0.05	0.03
Severance payments	0.04	-
Transition costs related to introduction of new device	-	0.00
Net change to provision for bad debt expense	(0.00)	0.00
Legal settlement	-	0.04
Release of tax valuation allowance	-	(0.01)
Foreign currency revaluations on tax assets	-	0.10
Uncertain tax positions, net	0.04	0.01
Tax impact due to expiration of stock options	0.01	-
Impact of income tax rate reduction in Israel	0.09	-
Non-GAAP Net income per share – Diluted	$0.34	$0.31

Weighted average ordinary shares outstanding - Diluted:	15,649	17,877

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(In thousands)
(Unaudited)	Quarter	Quarter
	Ended	Ended
	31-Mar-16	31-Mar-15
Net cash provided by operating activities	$6,934	$7,533
Less: Capital expenditures	(5)	(543)
Free cash flow	$6,929	$6,990